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                                                                     EXHIBIT 5.1

                                                  10889 WILSHIRE BOULEVARD
(LOGO) OCCIDENTAL PETROLEUM CORPORATION           LOS ANGELES, CALIFORNIA  90024
                                                  TELEPHONE (310) 208-8800
                                                  FACSIMILE (310) 443-6690

    LINDA S. PETERSON
ASSISTANT GENERAL COUNSEL

Direct Telephone (310) 443-6189
Direct Facsimile (310) 443-6737
E-Mail           linda_peterson@oxy.com



                                  May 7, 1999




Occidental Petroleum Corporation
10889 Wilshire Boulevard
Los Angeles, CA 90024

         Re:      Occidental Petroleum Corporation
                  Registration Statement on Form S-8
                  Occidental Petroleum Corporation
                  1995 Incentive Stock Plan

Ladies and Gentlemen:

         I am an Assistant General Counsel of Occidental Petroleum Corporation, a Delaware corporation ("Occidental"), and have acted as counsel to Occidental in connection with the preparation of the above-referenced Registration Statement on Form S-8, filed by Occidental with the Securities and Exchange Commission ("Commission") on May 7, 1999 (the "Registration Statement"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of 10,000,000 shares (the "Shares") of Common Stock, par value $.20 per share, of Occidental. The Shares are to be issued in accordance with the Occidental Petroleum Corporation 1995 Incentive Stock Plan (the "Plan").

         In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such records of Occidental and all such agreements, certificates of public officials, certificates of officers or other representatives of Occidental and others and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation, (i) the Registration Statement (together with the form of prospectus forming a part thereof), (ii) the Restated Certificate of Incorporation and By-laws of Occidental, as amended to date, (iii) copies of the resolutions adopted by the Board of Directors of Occidental, relating to the adoption of the Plan, the filing of the Registration Statement and any amendments or supplements thereto, and the issuance of the Shares and related matters, and (iv) the Plan. In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of Occidental and others.

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Occidental Petroleum Corporation
May 7, 1999
Page 2

         I am a member of the California and New York Bars and for purposes of this opinion do not hold myself out as an expert on, nor do I express any opinion as to, the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

         Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the Plan, will be validly issued, fully paid and nonassessable.

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act and is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent. I hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. I also consent to the reference to me under the heading "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,

                                        /s/ LINDA S. PETERSON

                                        Linda S. Peterson